EXHIBIT 3.3
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                               FIRST AMENDMENT TO
                                     BYLAWS
                                       OF
                                 HELPCITY, INC.
                              A NEVADA CORPORATION

     Pursuant to unanimous vote of the Directors on March 22, 2001, and the majority shareholder approval on March 24, 2001, Section 2 of Article II of the Bylaws of HelpCity, Inc., consisting of 15 pages, are amended as follows:

     "Section  2.     Number  and  Qualification  of  Directors.  The authorized
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number of Directors of the Corporation shall be no less than one (1) nor no more than seven (7) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Section 2 of Article II of these Bylaws, adopted by the vote or written consent of Shareholders entitled to exercise majority voting power as provided in the Act."

                                  CERTIFICATION

     I,  the  undersigned,  certify  that:


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i.          I  am  the  duly  elected  and acting secretary of HelpCity, Inc., a
Nevada  corporation;  and

ii.          The  foregoing  First  Amendment  to  Bylaws  of  HelpCity,  Inc.
consisting of one (1) page, is a true and correct copy of the First Amendment to Bylaws of HelpCity, Inc. as duly adopted by an affirmative vote of the Board of Directors on March 22, 2001.

     IN WITNESS WHEREOF, I have hereunto set my name and affixed the seal of this Corporation on March 24, 2001.


                              /s/ Traci Wong
                              Traci  Wong,  Secretary